As filed with the Securities and Exchange Commission on October 11, 2002
                                                  Registration No. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CITIZENS FIRST BANCORP, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                  38-3573582
----------------------------------------        ------------------------------
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

   525 Water Street, Port Huron, MI                        48060
----------------------------------------        ------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                          CITIZENS FIRST BANCORP, INC.
                          ----------------------------
                    MANAGEMENT RESTRICTED STOCK PURCHASE PLAN
                    -----------------------------------------
                (as amended and restated effective June 1, 2002)
                ------------------------------------------------
                            (Full title of the plan)

                              Marshall J. Campbell,
                             Chairman of the Board,
                      President and Chief Executive Officer
                          Citizens First Bancorp, Inc.
                                525 Water Street

                           Port Huron, Michigan 48060
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (810) 987-8300
     -----------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                               Proposed
                                                        Proposed                Maximum
    Title of securities         Amount to be        Maximum offering      aggregate offering          Amount of
     to be registered            registered          price per share             price            registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock (1)              25,000 shares             $17.99 (2)            $449,750                  $41.38
====================================================================================================================

(1)      $0.01 par value per share.
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low sales prices of the common stock, as quoted on The Nasdaq National Market on October 10, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2002 as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934.

         2. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 as filed with the SEC pursuant to the Securities Exchange Act of 1934.

         3. All other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended March 31, 2002.

         4. The description of our Common Stock included in our Registration Statement on Form S-1 (file number 333-49234), as filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), which description is contained under the subheading "Common Stock," which is under the caption "Description of Citizens First Bancorp Capital Stock" on pp. 121-122 of Amendment No. 2 to Form S-1 filed with the SEC on January 12, 2001.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's certificate of incorporation contains provisions that limit the liability of and provide indemnification for its directors and officers. These provisions generally provide that directors and officers will be indemnified and held harmless by the Company when that individual is made a party to civil, criminal, administrative and investigative proceedings.


                               Page 2 of 20 Pages

Directors and officers will be indemnified to the fullest extent authorized by Delaware Law against all expense, liability and loss reasonably incurred.

         More specifically, Articles X and XI of our Certificate of Incorporation provide as follows:


TENTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Articles TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.



                               Page 3 of 20 Pages

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grants rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.


                               Page 4 of 20 Pages

ELEVENTH:

         A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.1 Certificate of Incorporation of Citizens First Bancorp, Inc., incorporated by reference to Exhibit 3.1 to our Form S-1 Registration Statement (and amendments thereto) initially filed with the SEC on November 3, 2000, Registration No. 33-49234.

         4.2 Bylaws of Citizens First Bancorp, Inc., incorporated by reference to Exhibit 3.2 to our Form S-1 Registration Statement (and amendments thereto) initially filed with the SEC on November 3, 2000, Registration No. 33-49234.

         4.3 Citizens First Bancorp, Inc. Management Restricted Stock Purchase Plan (as amended and restated effective June 1,
                  2002).

         5.1      Opinion of [HILL DEVENDORF, P.C.]

         23.1     Consent of Plante & Moran, LLP.

         23.2 Consent of [HILL DEVENDORF, P.C.] (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Powers of Attorney (included after the signature of the Registrant contained on page 8 of this Registration Statement).


                               Page 5 of 20 Pages

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                               Page 6 of 20 Pages

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated in this registration statement and in the prospectus related to this registration statement by reference from our Annual Report on Form 10-K for the year ended March 31, 2002 have been audited by Plante & Moran, LLP, independent auditors, as stated in their report, which is incorporated in this registration statement and such prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




                               Page 7 of 20 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron, State of Michigan, on October 11, 2002.

                                    CITIZENS FIRST BANCORP, INC.


                                    By:  /s/ MARSHALL J. CAMPBELL
                                       -----------------------------------------
                                             Marshall J. Campbell,
                                             Its:  Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of CITIZENS FIRST BANCORP, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints Marshall J. Campbell and Timothy D. Regan, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Stock, par value $0.01 a share, pursuant to the Citizens First Bancorp Management Restricted Stock Purchase Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.



                               Page 8 of 20 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                               Title                                  Date
              ---------                               -----                                  ----
      /s/ MARSHALL J. CAMPBELL                 Chairman of the Board,
      ------------------------           President and Chief Executive Officer           September 26, 2002
        Marshall J. Campbell                (Principal Executive Officer)


        /s/ TIMOTHY D. REGAN              Secretary, Treasurer and Director              September 26, 2002
        --------------------                (Principal Financial Officer
          Timothy D. Regan                and Principal Accounting Officer)


      /s/ LARRY J. MOELLER, SR.                      Director                            September 26, 2002
      -------------------------
        Larry J. Moeller, Sr.


        /s/ RONALD W. COOLEY                         Director                            September 26, 2002
        --------------------
          Ronald W. Cooley


    /s/ CHRISTOPHER A. KELLERMAN                     Director                            September 26, 2002
    ----------------------------
      Christopher A. Kellerman


    /s/ WALID DEMASHKIEH, M.D.                       Director                            September 26, 2002
    --------------------------
      Walid Demashkieh, M.D.


                               Page 9 of 20 Pages

                                INDEX TO EXHIBITS


    Exhibit
    Number                                             Description                                            Page
    ------                                             -----------                                            ----

     4.1         Certificate of Incorporation of Citizens First Bancorp, Inc., incorporated by reference        N/A
                 to Exhibit 3.1 to our Form  S-1 Registration Statement (and amendments thereto)
                 initially filed with the SEC on November 3, 2000, Registration No. 33-49234.
     4.2         Bylaws of Citizens First Bancorp, Inc., incorporated by reference to Exhibit 3.2 to our        N/A
                 Form S-1 Registration Statement (and amendments thereto) initially filed with the SEC on November 3, 2000, Registration No. 33-49234.
     4.3         Citizens First Bancorp, Inc. Management Restricted Stock Purchase Plan (as amended and          11
                 restated effective June 1, 2002).
     5.1         Opinion of Hill Devendorf, P.C.                                                                 19
    23.1         Consent of Plante & Moran, LLP.                                                                 20
    23.2         Consent of Hill Devendorf, P.C. (included in the opinion filed as Exhibit 5.1 to this          N/A
                 Registration Statement).
    24.1         Powers of Attorney (included after the signature of the Registrant contained on page 8         N/A
                 of this Registration Statement).



                              Page 10 of 20 Pages